Exhibit 99.1

Terra Industries Inc. 600 Fourth Street P.O. Box 6000 Sioux City, IA 51102-6000 Telephone: (712) 277-1340 Telefax: (712) 277-7383 www.terraindustries.com
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NEWS
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For immediate release
Contact: Joe Ewing
(712) 277-7305
jewing@terraindustries.com

Matthew Sherman / Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com / jmoser@joelefrank.com

Larry Dennedy / Charlie Koons
MacKenzie Partners, Inc.
(212) 929-5500
ldennedy@mackenziepartners.com / ckoons@mackenziepartners.com

Terra Industries Comments on CF Industries Nominees to Terra’s Board

SIOUX CITY, Iowa (February 3, 2009) Terra Industries Inc. (NYSE: TRA) (“Terra”) today commented on the CF Industries Holdings, Inc. (NYSE: CF) (“CF”) announcement that it has submitted a slate of three nominees for election to Terra’s Board at Terra’s 2009 Annual Meeting of Shareholders and intends to commence an exchange offer for all of Terra's outstanding common shares at the same exchange ratio as disclosed in CF's earlier proposal:

CF has submitted a slate of nominees in an attempt to advance its unsolicited proposal to acquire Terra.  As announced on January 28, 2009, Terra’s Board, with the assistance of its financial and legal advisors and after a comprehensive review, unanimously concluded that CF’s proposal does not present a compelling case to create additional value for the shareholders of either company, and that it substantially undervalues Terra on an absolute basis and relative to CF.  Since then, many of Terra’s major shareholders have expressed to Terra their disinterest in CF’s proposal and their support of Terra’s strategy.  Terra’s Board and management remain committed to enhancing shareholder value by continuing to execute our strategic plan which we believe will deliver significantly more value to shareholders than CF’s proposal.

Terra’s Board is composed of eight highly-qualified directors, seven of whom are independent.  At Terra’s 2009 Annual Meeting, three directors will be elected to serve a three-year term.

Credit Suisse Securities (USA) LLC is serving as Terra’s financial advisor, and Cravath, Swaine & Moore LLP and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to Terra.  MacKenzie Partners, Inc. is serving as proxy solicitor for Terra.

About Terra
Terra Industries Inc., with 2007 revenues of $2.4 billion, is a leading international producer of nitrogen products.

Important information and where to find it
Terra plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents (when available) that Terra files with the SEC at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the proxy statement and other documents filed by Terra with the SEC may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.

The exchange offer announced by CF and described in this communication has not yet commenced and this communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. At an appropriate time and if the exchange offer is commenced, Terra intends to file a solicitation/recommendation statement with respect to the exchange offer with the SEC. Investors and security holders are urged to read the solicitation/recommendation statement with respect to the exchange offer and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the exchange offer and other documents (when available) that Terra files with the SEC at the SEC's Web site at www.sec.gov and Terra's Web site at www.terraindustries.com. In addition, the solicitation/recommendation statement with respect to the exchange offer and other documents filed by Terra with the SEC may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.

Certain Information Concerning Participants
Terra, its directors and executive officers may be deemed to be participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 28, 2008, and its proxy statement for the 2008 Annual Meeting, which was filed with the SEC on February 29, 2008. To the extent holdings of Terra securities have changed since the amounts printed in the proxy statement for the 2008 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2009 Annual Meeting when it is filed by Terra with the SEC.  These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.

Forward-looking statement
Certain statements in this news release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  These include, among others, statements relating to:

▪	financial markets,
▪	general economic conditions within the agricultural industry,
▪	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),
▪	product mix,
▪	the seasonality of demand patterns,
▪	weather conditions,
▪	environmental and other government regulation, and
▪	agricultural regulations.

Additional information as to these factors can be found in Terra’s 2007 Annual Report/10-K, in the section entitled “Business,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.

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Note: Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.